                                                                      Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Burton M. Joyce, Francis G. Meyer and George H. Valentine and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Terra Industries Inc.), to sign a registration statement on Form S-3 in connection with the company's registration of common shares for selling shareholders and any or all amendments (including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed on the date or dates indicated, by the following persons in the capacities indicated:


        Signature                             Title                                 Date(s)
--------------------------      ---------------------------------                 ------------

/s/ William R. Loomis, Jr.
--------------------------
William R. Loomis, Jr.               Chairman of the Board                       June 3, 1997

/s/ Burton M. Joyce              Chief Executive Officer, President
-------------------               and Director (Principal Executive
Burton M. Joyce                            Officer)                              June 4, 1997

/s/ Francis G. Meyer               Senior Vice President and Chief
--------------------                 Financial Officer (Principal
Francis G. Meyer                         Financial Officer)                      June 9, 1997

/s/ Robert E. Thompson                Vice President, Controller
----------------------              (Principal Accounting Officer)               June 2, 1997
Robert E. Thompson

/s/ Edward G. Beimfohr
----------------------
Edward G. Beimfohr                         Director                              June 5, 1997

/s/ Carol L. Brookins
---------------------
Carol L. Brookins                          Director                              June 4, 1997



/s/ Edward M. Carson
--------------------
Edward M. Carson                  Director           June 9, 1997

/s/ David E. Fisher
-------------------
David E. Fisher                   Director           June 4, 1997

/s/ Anthony W. Lea
------------------
Anthony W. Lea                    Director           June 4, 1997

/s/ John R. Norton III
----------------------
John R. Norton III                Director           June 9, 1997

/s/ Henry R. Slack
------------------
Henry R. Slack                    Director           June 4, 1997